SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): March 9, 1998

                          GUARDIAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                      0-28490                  58-1799634
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)

                              3880 N. 28TH TERRACE
                          HOLLYWOOD, FLORIDA 33020-1118
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (954) 926-5200

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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FORWARD-LOOKING STATEMENTS. In connection with the safe harbor provisions of the
Private Securities Litigation Reform Act of 1995 (the "Reform Act"), the Company is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform
Act) made by or on behalf of the Company herein or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, identified through the use of words or phrases such as the Company or management
"believes," "expects," "anticipates," "hopes," words or phrases such as "will result," "are expected to," "will continue," "is anticipated," "estimated,""projection" and "outlook," and words of similar import) are not historical facts and may be forward-looking.

Such forward-looking statements involve estimates, assumptions, and uncertainties, and, accordingly, actual results could differ materially from the those expressed in the forward-looking statements. Such uncertainties include, among others, the following: (i) the ability of the Company to add additional customer accounts to its account base through acquisitions from third parties, to generate new accounts internally and to form strategic alliances; (ii) the level of subscriber attrition, (iii) the availability of capital to the Company relative to certain larger companies in the security alarm industry which have significantly greater capital and resources, and (iv) increased false alarm fines and/or the possibility of reduced public response to alarm signals and (v) other risk factors described in the Company's reports filed with the Securities and Exchange Commission (the "SEC") from time to time.

The Company cautions that the factors described above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ITEM 5. OTHER EVENTS.

Guardian International, Inc., a Nevada corporation, ("Guardian"), announced the acquisition on March 9, 1998, of all the assets of Gator Telecom, Inc., a Florida corporation ("Gator"), for $1.4 million in cash and approximately 95,000 shares of restricted Guardian Class A Voting Common Stock, par value $.001 per share. Guardian funded the cash portion of the acquisition by using its existing credit facility, as amended, with Heller Financial, Inc. Guardian purchased Gator from Dan Lawrence and Cindy Lawrence, sole shareholders of Gator.


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Gator provides security installation, monitoring, structured wiring, and home automation to over 125 active residential builders in the Tampa Bay area. The company was founded in 1981.

Guardian will continue to operate Gator from its 5,000 square foot service facility in Tampa. Dan Lawrence has been named Guardian's Central Florida Regional Manager and will also oversee service for Guardian's pre-existing 1,500 Tampa customers that are presently serviced by dealers.

The acquisition, which included a significant number of corporate assets such as accounts receivable, inventory, vehicles, and other fixed assets, will also add 1,800 monitored subscribers to Guardian's current monthly recurring income ("MRI") base and increase MRI by more than $37,000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS
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     10(a)    Asset Purchase Agreement
     10(b)    Warranty Bill of Sale
     10(c)    Assignment and Assumption Agreement
     10(d)    Guaranty Agreement
     10(e)    Escrow Agreement
     10(f)    Employment Agreement


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   March 23, 1998              Guardian International, Inc.

                                     /s/ RICHARD GINSBURG
                                     -------------------------------------
                                     Richard Ginsburg

                                     President and Chief Executive Officer


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                                  EXHIBIT INDEX

         10(a)    Asset Purchase Agreement
         10(b)    Warranty Bill of Sale
         10(c)    Assignment and Assumption Agreement
         10(d)    Guaranty Agreement
         10(e)    Escrow Agreement
         10(f)    Employment Agreement